SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2005

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Sale of Instruments Business. On November 30, 2005, Dresser, Inc. (the “Company”) completed the sale of its worldwide Instruments business to Ashcroft Holdings, Inc. and various affiliated entities, all of which are affiliates of KPS Special Situations Funds, for approximately $34 million in cash, subject to post-closing adjustments. The net proceeds from the sale will primarily be used to pay down debt.

The Company had previously announced its agreement to sell the Instruments business in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2005.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits

2.1	Amendment No. 1 to Asset Purchase Agreement between Dresser, Inc. and Ashcroft Holdings, Inc.

99.1	Press release concerning the closing of the Instruments sale.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2005	Dresser, Inc.

/s/ PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and
Chairman of the Board

/s/ JAMES A. NATTIER
James A. Nattier
Executive Vice President and
Chief Financial Officer

/s/ THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Asset Purchase Agreement between Dresser, Inc. and Ashcroft Holdings, Inc.

99.1	Press release concerning the closing of the Instruments sale.